UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 15, 2006

PRB Gas Transportation, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On May 15, 2006 the Company announced first quarter 2006 financial results and the acquisition of 70 miles of pipeline.

Item 9.01.   Financial Statements and Exhibits.

PRB GAS TRANSPORTATION, INC. ANNOUNCES

FIRST QUARTER 2006 FINANCIAL RESULTS

TO ACQUIRE 70 MILES OF PIPELINE IN RECLUSE AREA OF

THE POWDER RIVER BASIN

Denver, Colorado – May 15, 2006 – PRB Gas Transportation, Inc., (“PRB” or the “Company”) (AMEX:PRB), an oil and gas exploration and development company, today reported financial results for the first quarter 2006. See accompanying tables.

Robert W. Wright, PRB’s CEO noted, “Despite the losses that were incurred during the first quarter, we remain confident that our 2006 financial objectives are achievable and expect revenues of approximately $14 million to $16 million and net income of $3.5 million to $4 million with earnings per share within the range of $.33 to $.38.”

Mr. Wright added, “As previously announced, a significant portion of the first quarter pre-tax loss is attributable to non-cash charges including approximately $320,000 of depletion depreciation, $279,000 associated with SFAS 123(R) (accounting for share-based compensation), $97,000 of exploration expense that had been previously capitalized, and $64,000 of amortization of issuance costs in connection with the $21 million private placement in the first quarter. The remainder of the pre-tax loss was attributable to lost production due to serious weather problems in January and February which impacted both gathering and production revenues. There has been minimal weather-related disruption to gathering and production since March.”

Acquisition Announced

Additionally PRB announces that it has entered into an agreement with a private company to purchase approximately 70 miles of gathering lines in the Recluse area in Wyoming’s Powder River Basin. This gathering line is complementary to PRB’s previously acquired gathering assets from Storm Cat Energy and Clear Creek LLC. Closing is subject to PRB’s review of surface use agreements and receipt of an environmental report. The proposed purchase price was not disclosed.

The combined pipelines will allow PRB to expand its gas gathering services to gas producers in the approximately 100,000 acres surrounding the pipelines. Furthermore, PRB believes that the acquisition of this system combined with its other Recluse gathering lines should stimulate gas production in the area. In addition, the Company is pursuing working interest agreements with land owners and leaseholders.

Mr. Wright noted, “This transaction makes PRB the dominant gatherer in the Recluse area of Wyoming. It comes on the heels of our acquisition of nearby gathering assets from Storm Cat Energy and Clear Creek as well as our preferred gathering status in Termo’s Homestead Draw CBM Project, where we also have a working interest. This acquisition is a good example of our business strategy which involves focusing our gas gathering activities where there is a strong likelihood of increasing gas throughput in our systems, as well as gas production participation opportunities.”

(more)

Business Summary and Update

William Hayworth, PRB’s President and COO added, “In 2005, we initiated our first drilling program in Wyoming’s Powder River Basin and, as of this writing, we have completed the drilling of 48 wells primarily in the North and South Gillette fields. During the first quarter of 2006, we commenced drilling 23 wells. Our plans for the balance of 2006 include the drilling of approximately 130 wells in the areas of North and South Gillette, Termo and Reno by year end. In addition to our drilling activities, we continue to seek out new acquisitions as we have discovered new opportunities.”  Mr. Hayworth added, “We now have the financial strength to achieve our growth objectives for the year and we are executing a very ambitious $21 million capital program.”

William Brand, Jr. PRB’s VP-Finance, noted, “We entered the second quarter with approximately $22.6 million in cash and continue to have discussions with our bankers regarding the financing of a portion of our gathering and development activities.”

Mr. Brand added, “Last week, we mailed out to our shareholders the 2005 Annual Report and the Proxy Statement of the Annual Stockholders’ Meeting which is scheduled for June 14, 2006. We encourage shareholders to vote the resolution adopted by the Board of Directors in April ‘06, to change the Company’s name to PRB Energy, Inc. The Company’s stock symbol “PRB” will remain unchanged. We believe that the name PRB Energy, Inc. better reflects the larger scope of our business activities and our current and future operations.”

Conference Call

Robert W. Wright, CEO, William Hayworth, President & COO, and William P. Brand Jr., Vice President-Finance of PRB Gas Transportation will host a conference call today, Monday, May 15, 2006 at 11:00 am EDT/9:00 am MDT, to discuss the subjects covered in this news release. Interested parties may participate in the call by dialing 706-679-0885. Please call in 10 minutes before the conference is scheduled to begin and ask for the PRB conference call. After opening remarks, there will be a question and answer period. This conference call will be webcast live over the Internet at www.prbtrans.com. To listen to the live call, please go to the website at least 15 minutes early to register and, if necessary, download and install any audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days. We suggest listeners use Microsoft Explorer as their browser.

PRB is an oil and gas exploration and development company operating in the Rocky Mountain states. In addition, PRB also provides gas gathering, processing and compression services on properties it operates and for third party producers.

This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Company’s 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Company Contacts:	or	Investor Relations Counsel
PRB Gas Transportation, Inc.		The Equity Group Inc.
Robert W. Wright, Chairman and CEO		Linda Latman (212) 836-9609
William P. Brand, Jr., Vice President - Finance		Lena Cati (212) 836-9611
(303) 308-1330		www.theequitygroup.com
info@prbtrans.com

(See Accompanying Tables)

PRB Gas Transportation, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2005

Revenue:
Gas gathering revenue	$675	$841
Management fee revenue	94	—
Natural gas revenue	58	—
Total revenue	827	841
Operating expenses:
Gas gathering expense	588	491
Gas production costs	78	—
Exploration expense	97	—
Depreciation, depletion, amortization and accretion	320	277
General and administrative expense	1,017	262
Total operating expenses	2,100	1,030
Operating loss	(1,273)	(189)
Other income (expense):
Interest and other income	187	1
Interest expense	(408)	(42)
Total other expense	(221)	(41)
Net loss	(1,494)	(230)
Convertible preferred stock dividends	—	(182)
Net loss applicable to common stockholders	$(1,494)	$(412)

Net loss per share – basic and diluted	$(0.20)	$(0.52)

Basic and diluted weighted average shares outstanding	7,432,561	800,000

PRB Gas Transportation, Inc.
Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,648	$6,434
Accounts receivable	1,235	789
Inventory – material and supplies, net	1,384	1,346
Prepaid expenses	280	194
Total current assets	25,547	8,763
Property and equipment, net	7,383	6,024
Oil and gas properties accounted for under the successful efforts method of accounting:
Proved properties, net	852	314
Unproved leaseholds	299	136
Wells-in-progress	1,742	1,081
Total oil and gas properties	2,893	1,531
Other non-current assets:
Deferred debt issuance costs, net	1,079	—
Other non-current assets	1,115	1,122
Total other non-current assets	2,194	1,122
Total assets	$38,017	$17,440

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,123	$1,652
Accrued expenses and other current liabilities	267	107
Total current liabilities	1,390	1,759
Subordinated convertible notes and other debts, less current portion	21,980	17
Other non-current liabilities	513	407
Total liabilities	23,883	2,183
Commitments and Contingencies
Stockholders’ equity:

Capital, 50,000,000 shares authorized, par value $0.001, 5,639,000 shares undesignated; Series C Convertible Preferred, 4,361,000 shares authorized; 10,000 and 40,000 issued and outstanding, respectively

	*	*
Common stock, 40,000,000 shares authorized; 8,261,894 issued; 7,461,894 and 7,431,894 outstanding, respectively	8	8
Treasury stock	(800)	(800)
Additional paid-in-capital	21,696	21,325
Accumulated deficit	(6,770)	(5,276)
Total stockholders’ equity	14,134	15,257
Total liabilities and stockholders’ equity	$38,017	$17,440

*                    amounts less than one thousand

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2006	PRB Gas Transportation, Inc.
(Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr.
Vice President - Finance
(Principal Financial and Accounting Officer)